UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 29, 2009
SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)
IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10868 189th Street, Council Bluffs, Iowa 51503
(Address of Principal Executive Offices)		(Zip Code)
(712) 366-0392 (Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Southwest Iowa Renewable Energy, LLC (the “Company”) has entered into a Fourth Amendment to Steam Service Contract (the “Fourth Amendment”) with MidAmerican Energy Company (“MidAm”) as of December 23, 2009.  The Fourth Amendment modifies the steam services provided by MidAm to the Company based on the usage of steam by the Company.  The Fourth Amendment adjusts the rates paid for steam services beginning on December 1, 2009.  The Fourth Amendment provides the new rate is effective through January 31, 2012.  In addition, the Fourth Amendment confirms the acceptance by and transfer of ownership to MidAm of a steam turbine.  Under the contract with MidAm, the Company was required to install the turbine as part of the overall steam system.

Item 7.01. Regulation FD Disclosure

The information contained under Item 1.01 is incorporated herein by reference

On December 31, 2009, the Company will release a newsletter providing an update on corn consumption, plant operations and developments related to plant management, as attached hereto at Exhibit 99.1.

The exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.  Other Events

The information contained under Item 7.01 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Newsletter dated December 2009 from Southwest Iowa Renewable Energy, LLC, as released on December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2009	SOUTHWEST IOWA RENEWABLE ENERGY, LLC By: /s/ Brian Cahill Brian Cahill General Manager, President, and Chief Executive Officer